EXHIBIT 10.1

               SALE AND ESCROW AGREEMENT DATED DECEMBER 22, 2003
            BETWEEN PIONEER OIL, LLC AND DOLPHIN ENERGY CORPORATION



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                            SALE AND ESCROW AGREEMENT


         This Agreement dated this ______ day of December, 2003, between  -

                                Pioneer Oil, LLC
                           1728 Lampman Drive, Suite A
            Billings, Montana 59102

hereinafter referred to as "Seller", and -

                           Dolphin Energy Corporation
                       1001 Brickell Bay Drive, Suite 2202
                              Miami, Florida 33131

hereinafter referred to as "Buyer".

         WHEREAS, Seller and BUYER entered into a Lease Acquisition and Drilling Agreement dated October 9, 2002 concerning certain oil and gas leases and gas wells more particularly described therein ("the Leases"); and

         WHEREAS, Seller and Buyer have negotiated a superceding agreement agreeing to convey all of Seller's interest in the Leases to BUYER in consideration for the payment of One Million Dollars cash and Two Million Shares of Common Stock, par value of Galaxy Energy Corporation, the parent of Buyer, such Common Stock being hereinafter to as the "Galaxy Common Stock";

         WHEREAS, this transaction will be concluded in separate agreements and the purpose of this Agreement is provide a master agreement and escrow agreement for the transaction.

         THEREFORE, FOR VALUABLE CONSIDERATION, IT IS AGREED:


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         1. Seller and BUYER hereby agree to sell and to convey to BUYER all of
Seller's right, title and interest in and to the Leases more particularly described in the Assignment of Oil and Gas Leases and Coalbed Methane Gas Wells ("the Lease Assignment"), a copy of which is attached and incorporated herein by reference as Exhibit 1, under the terms and conditions set forth in the Lease Assignment.

         2. At the time of closing, BUYER shall pay by wire transfer of immediately available funds to an account designated by Seller the sum of One Million Dollars ($1,000,000).

         3. As additional consideration, Buyer's parent corporation Galaxy Energy Corporation ("Galaxy") has agreed to issue and deliver to Seller two million shares of Galaxy Common Stock to Seller. Said shares shall be delivered to Seller in accordance with the terms of a Share Acquisition Agreement, a copy of which is attached hereto as Exhibit 2 ("the Share Acquisition Agreement") and a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 3 ("the Registration Rights Agreement").

         4. Buyer will also execute an Assignment of Overriding Royalty Interest ("Assignment") conveying a 2% overriding royalty ("ORRI") to Seller, a copy of which is attached hereto as Exhibit 4, and deliver the executed Assignment to Lonabaugh and Riggs, Suite 110, 50 East Loucks Street, Drawer 5059, Sheridan, Wyoming 82801, who will hold that Assignment in escrow along with any income generated from that ORRI under the terms of this paragraph. Under the


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terms of the above referenced Share Acquisition Agreement, 1 million shares of the Galaxy Common Stock (the "Additional Shares") are not subject to registration under the Registration Rights Agreement. If the following conditions are not met, the Assignment shall be delivered to Seller:

              a. The share price, as determined by taking the volume weighted average price ("VWAP"), as stated by Bloomberg Financial Markets (or an alternative that is reasonably acceptable to Seller and Buyer), of Galaxy's Common Stock for the thirty trading days, fifteen of which precede and fifteen of which include and follow the first anniversary date of closing, is equal to or greater than $3.00 per share (as equitably adjusted for stock splits, combinations, recapitalizations, reclassifications, share exchanges, stock dividends and other similar transactions); and

              b. During the fifteen trading days after the first anniversary of the closing date, The average daily trading volume of Galaxy's Common Stock as reported by Bloomberg Financial Markets for the thirty trading days referred to in a. above is 250,000 shares or greater (as equitably adjusted for stock splits, combinations, recapitalizations, reclassifications, share exchanges, stock dividends and other similar transactions).

              Income, if any, accrued during the year shall be delivered to Lonabaugh and Riggs and paid upon closing of the escrow to Seller if the Assignment and the ORRI are delivered to Seller or to BUYER if the Assignment and the ORRI are delivered to the Buyer and terminated in accordance with the Notice of Termination of Escrow which is attached hereto as Exhibit 5. While the


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escrow is in effect, Seller will not hold itself out in anyway as owner of the
ORRI and will take no actions which in anyway indicates it owns the ORRI, including pledging, mortgaging or otherwise hypothecating the ORRI.

              The escrow agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may in good faith do or refrain from doing in connection herewith. No liability will be incurred by the agent in the event of any dispute or question as to construction of the directions in this paragraph.

              5. The first $500,000 of the purchase price will be allocated to the sale of the wells and next $250,000 to leasehold improvements.

              6. If any party defaults in its performance under of this Agreement and another party employs an attorney because of such default, the defaulting party agrees to pay, on demand, all costs, charges and expenses, including reasonable attorney's fees, reasonably incurred at any time by the other party because of the default.

              7. Buyer and Seller agree to cooperate at all times from and after the date hereof with respect to the supplying of any information which may at anytime be requested by the other regarding any of the matters described in this Agreement or the related agreement, and each agrees to execute such further deeds, mortgages, bills of sale, assignment, transfer orders, releases or other

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documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transactions described herein.

              8. Any notice to be given hereunder shall be in writing and shall either be served upon a party personally, or served by registered or certified mail, return receipt requested, directed to the party to be served at the addresses above stated. A party wishing to change his designated address shall do so by notice in writing to the other party. Notice served by mail shall be deemed complete when deposited in the United States mail, postage prepaid. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice.

              9. This Agreement together with the Lease Assignment, the Share Acquisition Agreement, the Registration Rights Agreement, and the Royalty Assignment constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreement and understandings of the parties in connection with it. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No change, termination or attempt to waive any of the provisions of this Agreement shall be binding on Buyer unless in writing signed by its President or one of its Vice Presidents, or as to Seller unless in writing and signed by one of its


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officers. No modification, waiver, termination rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall effect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

              10. Delivery of an executed copy of this Agreement by facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

              11. Time shall be of the essence of this Agreement.

              12. If any portion of this Agreement shall be held to be void or unenforceable, the balance thereof shall nonetheless be effective. This Agreement has been made and entered into in the State of Montana and shall be governed by the laws of the State of Montana and venue for the resolution of any disputes shall be Yellowstone County, Montana.

              13. This Agreement shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns of the parties.

              14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when


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counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

              15. This Agreement and Assignment shall be constructed and enforced in accordance with the laws of the State of Wyoming.

              IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

                                    SELLER
                                    PIONEER OIL, LLC





                                    BUYER
                                    Dolphin Energy Corporation

                                    By: _________________________